                                                                    EXHIBIT 21.1

List of Subsidiaries                                    Location
--------------------                                    --------
Zhone Technologies, Inc.                                Canada

Zhone Technologies International, Inc.                  Delaware

Zhone Technologies Campus, LLC                          California

Zhone International Ltd.                                Cayman Islands

Zhone Technologies Australia PTY LTD                    Australia

Zhone Technologies BV                                   Netherlands

Zhone Technologies De Argentina SRL                     Argentina

Zhone Technologies do Brasil LTDA                       Brazil

Zhone Technologies GMBH                                 Germany

Zhone Technologies KK                                   Japan

Zhone Technologies Ltd.                                 United Kingdom

Zhone Technologies Limited                              Hong Kong

Zhone Technologies Pte. Ltd.                            Singapore

Zhone Technologies S. de R.L. de C.V.                   Mexico

Zhone Technologies SRL                                  Italy

Zhone Merger Subsidiary I, Inc.                         Delaware

Zhone Merger Subsidiary II, Inc.                        Delaware

ZTI Merger Subsidiary, Inc.                             Delaware

CAG Technologies, Inc.                                  California

OptaPhone Systems, Inc.                                 California

Premisys Communications, Inc.                           Delaware

Simpulan Mutiara Sdn. Bhd.                              Malaysia

Vpacket Communications, Inc.                            California

Xybridge Technologies, Inc.                             Texas

Zhone Technologies Finance, Inc.                        Delaware